AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 13, 1999

                                                 Registration No.-----------


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         -------------------------------
                              CK WITCO CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   52-2183153
                      (I.R-S. Employer Identification No.)

                         ONE STATION PLACE, METRO CENTER
                           STAMFORD, CONNECTICUT 06902
         (Address of Registrant's Principal Executive Offices)(zip Code)

               CK WITCO CORPORATION 1998 LONG TERM INCENTIVE PLAN
                            (Full Title of the Plan)

                               JOHN T. FERGUSON II
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              CK WITCO CORPORATION
                         ONE STATION PLACE, METRO CENTER
                           STAMFORD, CONNECTICUT 06902
                     (Name and Address of Agent For Service)

                                 (203) 353-5400
          (Telephone Number, Including Area Code, of Agent for Service)
                         -------------------------------

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------

Title of                         Proposed        Proposed        Amount of
Securities to    Amount to be    Maximum         Maximum         Registration
be Registered    Registered      Offering Price  Aggregate Price Fee
                                 Per Share**
-------------------------------------------------------------------------------

Common Stock*
($.01 Par Value) 7,800,000       $ 15.97         $ 124,566,000   $ 34,630
-------------------------------------------------------------------------------

      *Including preferred share purchase rights.

     **Estimated for purposes of calculation of the registration fee pursuant to Rule 457(h) and Rule 457(c) and based upon an average of the high and low prices that the Common Stock of CK Witco Corporation was sold for on the New
York Stock Exchange on September 9, 1999.

      In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                EXPLANATORY NOTE
      This Form S-8 relates to the registration of shares of the common stock, par value $.01 per share ("Common Stock") of CK Witco Corporation, a Delaware corporation (the "Corporation"), in connection with the CK Witco Corporation 1998 Long Term Incentive Plan (the "Plan"). The Corporation is the surviving corporation following the consummation of a series of transactions on September 1, 1999 pursuant to a merger agreement (the "merger agreement") by and among the Corporation, Crompton & Knowles Corporation, a Massachusetts corporation ("Crompton") and Witco Corporation, a Delaware corporation ("Witco"). Pursuant to the merger agreement, among other things, (a) Crompton merged into the Corporation, and shortly thereafter (b) Witco merged into the Corporation. The merger agreement was approved by the shareholders of Crompton on September 1, 1999, and that approval also constituted approval of an amendment to the Plan to increase the number of shares of Common Stock reserved for issuance under the Plan by 5,000,000 shares. The shareholders of Crompton previously approved an amendment to the Plan at the annual meeting of shareholders on April 27, 1999, increasing the number of shares authorized for issuance thereunder by 3,000,000 shares. 7,800,000 of these shares are being registered hereunder.

                                     PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the instructions to Part I of Form S-8, such documents are not being filed and will not be filed with the Securities and Exchange Commission (the "Commission"), either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424. These documents and those incorporated by reference pursuant to Item 3 of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the "Securities Act").

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      There are incorporated herein by reference the following documents of Crompton filed with the Securities and Exchange Commission (the "Commission"):

     (1) Annual Report of Crompton on Form 10-K for the fiscal year ended December 26, 1998;

     (2) Quarterly Reports of Crompton on Form 10-Q for the quarters ended March 27, 1999 and June 26, 1999;

     (3) Current Report of Crompton on Form 8-K dated May 31, 1999, July 30, 1999 and August 23, 1999, and Current Reports on Form 8-K/A dated May 31, 1999 and January 21, 1999; and

     (4) The description of Crompton's Common Stock contained in Crompton's Registration Statement on Form 8-A, dated July 19, 1988.

There are also incorporated herein by reference the following documents of Witco filed with the Commission:

     (1) Annual Report of Witco on Form 10-K for the fiscal year ended December 31, 1998;

     (2) Quarterly Reports of Witco on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999; and

     (3) Current Reports of Witco on Form 8-K dated June 4, 1999, July 7, 1999, August 4, 1999 and August 25, 1999 and Current Report on Form 8-K/A dated June 8, 1999.

      All documents filed by Crompton or the Plan pursuant to Section 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement prior to the filing of a Post-Effective Amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters those securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Corporation is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware contains detailed provisions on indemnification of directors and officers of a Delaware corporation against expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with litigation.

      Article Ten of the Corporation's Restated Certificate of Incorporation provides for indemnification of directors and officers. The provision provides that any person shall to the fullest extent permitted by the General Corporation Law of the State of Delaware be indemnified and reimbursed by for expenses and liabilities imposed upon the person in connection with any action, suit or proceeding, civil or criminal, or threat thereof, in which the person may be involved by reason of the person being or having been a director, officer, employee or agent of the Corporation, or of any corporation or organization which the person served in any capacity at the request of the Corporation. Such Article Ten, as permitted by the General Corporation Law of the State of Delaware, also provides that a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware, as that law exists or may hereafter be amended.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

      The Plan is not a qualified Plan pursuant to the rules and regulations under the Internal Revenue Code ("Code"). The Corporation has neither submitted the Plan to, nor intends to submit the Plan to, the Internal Revenue Service for qualification under the Code.

4.1   Amended and Restated Certificate of Incorporation of the Corporation.

4.2   By-laws of the Corporation.

15.1  Letter re:  Unaudited financial information.

23.1  Consent of independent auditors KPMG LLP.

23.2  Consent of independent auditors Ernst & Young LLP.

ITEM 9. UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d)
          of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof .

      (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 1st day of September, 1999.
                                 CK WITCO CORPORATION
                                        (Registrant)


                                 By:/s/ Peter Barna
                                    Name: Peter Barna
                                    Title:Senior Vice President and
                                          Chief Financial Officer
                                          (Principal Financial and Accounting
                                          Officer)

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the date indicated.
NAME                             TITLE

/s/ Vincent A. Calarco           President, Chief Executive Officer and
Vincent A. Calarco               Director

/s/ Charles J. Marsden           Senior Vice President, Strategy & Development,
Charles J. Marsden               and Director

/s/ John T. Ferguson II          Senior Vice President, General Counsel,
John T. Ferguson, II             Secretary and Director



Date:  September 1, 1999

      The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator of the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 1st day of September, 1999.

                                    CK WITCO CORPORATION
                                           (as Plan Administrator)


                                    By:  /s/ Peter Barna
                                        Name: Peter Barna
                                        Title:   Plan Administrator



Date:  September 1, 1999

                                  EXHIBIT INDEX

Exhibit
Number         Description of Exhibits

  4.1    Amended and Restated Certificate of Incorporation of the Corporation.

  4.2    By-laws of the Corporation.

  15.1   Letter re:  Unaudited financial information.

  23.1   Consent of independent auditors KPMG LLP.

  23.2   Consent of independent auditors Ernst & Young LLP.


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